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                                                                  MLA No. BO51

                              MASTER LOAN AGREEMENT

      THIS MASTER LOAN AGREEMENT is entered into as of September 15, 1995, between CoBANK, ACB ("CoBank") and SOUTH DAKOTA SOYBEAN PROCESSORS, Volga, South Dakota (the "Company").

                                   BACKGROUND

      From time to time CoBank may make loans to the Company. In order to reduce the amount of paperwork associated therewith, CoBank and the Company would like to enter into a master loan agreement. For that reason, and in consideration of CoBank making one or more loans to the Company, CoBank and the Company agree as follows:

      SECTION 1. SUPPLEMENTS. In the event the Company desires to borrow from CoBank and CoBank is willing to lend to the Company, or in the event CoBank and the Company desire to consolidate any existing loans hereunder, the parties will enter into a Supplement to this agreement (a "Supplement"). Each Supplement will set forth the amount of the loan, the purpose of the loan, the interest rate or rate options applicable to that loan, the repayment terms of the loan, and any other terms and conditions applicable to that particular loan. Each loan will be governed by the terms and conditions contained in this agreement and in the Supplement relating to the loan. The parties agree that the first two Supplements hereunder shall be executed herewith for the purpose of funding the construction of a soybean processing plant located at Volga, South Dakota ("the Improvements).

      SECTION 2. AVAILABILITY. Loans will be made available on any day on which CoBank and the Federal Reserve Banks are open for business upon the telephonic or written request of the Company, Requests for loans must be received no later than 12:00 noon Company's local time on the date the loan is desired. Loans will be made available by wire transfer of immediately available funds to such account or accounts as may be authorized by the Company. The Company shall furnish to CoBank a duly completed and executed copy of a CoBank Delegation and Wire Transfer Authorization form, and CoBank shall be entitled to rely on (and shall incur no liability to the Company in acting on) any request or direction furnished in accordance with the terms thereof.

      SECTION 3. REPAYMENT. The Company's obligation to repay each loan shall be evidenced by the promissory note set forth in the Supplement relating to that loan or by such replacement note as CoBank may require. CoBank shall maintain a record of all loans, the interest accrued thereon, and all payments made with respect thereto, and such record shall, absent proof of manifest error, be conclusive evidence of the outstanding principal and interest on the loans. All payments shall be made by wire transfer of immediately available funds or by check. Wire transfers shall be made to ABA No. 307088754 for advice to and credit of CoBank (or to such other account as CoBank may direct by notice). The Company shall give CoBank telephonic notice no later than 12:00 noon Company's local time of its intent to pay by wire and funds received after 3:00 p.m. Company's local time shall be credited on the next business day. Checks shall be mailed to CoBank, Department 167, Denver, Colorado 80291-0167 (or to such other place as CoBank may

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direct by notice). Credit for payment by check will not be given until the latter of: (a) the day on which CoBank receives immediately available funds; or (b) the next business day after receipt of the check.

      SECTION 4. SECURITY. The Company's obligations under this agreement, all Supplements (whenever executed), and all instruments and documents contemplated hereby or thereby, shall be secured by a statutory first lien on all equity which the Company may now own or hereafter acquire in CoBank and by a first lien mortgage on the Improvements. As additional security for those obligations, the Company agrees to grant to CoBank, by means of such instruments and documents as CoBank shall require, a first lien on such of its other assets, whether now existing or hereafter acquired, as CoBank may from time to time require, including an Assignment of Project Documents Agreement in form and substance satisfactory to CoBank.

      SECTION 5. CONDITIONS PRECEDENT. CoBank's obligation to extend credit under the initial Supplement hereto is subject to the receipt by CoBank of a duly executed copy of this agreement and all instruments and documents contemplated hereby. CoBank's obligation to extend credit under each Supplement is subject to the condition that CoBank receive, in form and substance satisfactory to CoBank (a) a duly executed copy of the Supplement and all instruments and documents contemplated thereby; (b) such certified board resolutions, evidence of incumbency, and other evidence as CoBank may require that the Supplement, all instruments and documents executed in connection therewith, and (in the case of the initial Supplement hereto) this agreement and all instruments and documents executed in connection herewith, have been duly authorized and executed; (c) all fees and other charges provided for herein or in the Supplement; (d) such evidence as CoBank may require that CoBank has, as of the date of the Supplement, a duly perfected first priority lien on all security for the Company's obligations, (e) an opinion of CoBank counsel determining the Company to be eligible to borrow from CoBank; (f) a duly executed copy of each consulting and construction contract entered into by the Company, with satisfactory maximum "not-to-exceed" cost provisions, and any change in scope which may increase the cost above said satisfactory maximum/"not to exceed" provision requiring CoBank's prior written approval; (g) a duly executed copy of the engineering contract entered into by the Company with satisfactory maximum/"not to exceed" cost provisions and an acceptable "process/yield" guarantee by the engineering firm, and any change in the scope which may increase the cost above the satisfactory maximum/"not to exceed" provision requiring CoBank's prior written approval; (h) copies of performance bond(s) or supply and maintenance bonds issued to the Company by insurers satisfactory to CoBank, in amounts not less than the amounts of the construction contracts, except for the contract with DeSmet Process and Technology, Inc., which performance and payment bonds shall be in the sum of forty percent (40%) of the contract price of $4,200,000.00, and except for contracts under the sum of $100,000.00 deemed in writing by Lightowler Johnson Associates to be immaterial to successful operation of the construction project; for which no bonds will be required; (i) evidence that the Company has obtained funding from equity capital in an amount of no less than $19,750,000; (j) evidence of the employment of a third-party consulting engineer, Lightowler Johnson Associates, Inc.; (k) evidence that all required permits (i.e. construction, environmental, etc.) have been obtained; (l) evidence of the employment and presence of a General Manager/Chief Executive Officer; except that said person does not need to be employed and present before CoBank issues the DeSmet Letter of Credit, (m) an ALTA lender's form of title insurance (non-extended coverage form) in the face amount of $15,000,000.00 insuring the mortgage covering the

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property as first lien on the Property, subject only to exceptions approved in writing by CoBank. In the event any construction of the improvements has commenced prior to issuance of such title policy, the Company will obtain any and all indemnification agreements and/or lien waiver agreements required by the title insurer for issuance of such title insurance policy; (n) two sets of any original plan in existence at the initiation of the project, with a certification from the Company and from the Company's architect or engineer, or with other evidence satisfactory to CoBank, as to the following matters: (i) that the Improvements can be completed by September 30, 1996 (the "Completion Date"), (ii) that the construction contracts satisfactorily provide for the construction of the Improvements, (iii) that the Improvements upon completion will comply with all applicable laws, permits, licenses, ordinances and regulations related to the construction of the improvements; (o) soil tests satisfactory to CoBank; and (p) an Assignment of Project Documents.

In addition, CoBank's obligation to extend or to continue to extend credit under each Supplement is subject to the Company being in compliance with the terms of this agreement, the Supplements, and all security and other instruments and documents related hereto or thereto (collectively, at any time, the "Loan Documents").

      SECTION 6. REPRESENTATIONS AND WARRANTIES. The execution by the Company of each Supplement shall constitute a representation and warranty to CoBank that:
(a) each representation and warranty and all information set forth in any application or other document submitted in connection with, or to induce CoBank to enter into, such Supplement, is correct in all material respects as of the date of such Supplement; (b) the Loan Documents do not conflict with any other agreement to which the Company is a party or with any provision of the Company's bylaws, articles of incorporation or other organizational documents; (c) the Company is in compliance with all of the terms of the Loan Documents (including, without limitation, Section 7(a) of this agreement on eligibility to borrow from CoBank); and (d) the Loan Documents create legal, binding, and enforceable obligations of the Company, except as enforceability may be limited by bankruptcy and similar laws affecting creditors' rights generally.

      SECTION 7. AFFIRMATIVE COVENANTS. Unless CoBank otherwise consents in writing, while this agreement is in effect, the Company agrees to: (a) maintain its status as an entity eligible to borrow from CoBank and its existence and good standing in the jurisdiction of its incorporation or formation; (b) qualify and remain qualified to transact business whenever such qualification is required and obtain and maintain all licenses, certificates, permits, and like authorizations which are material to its business or required by law, rule, regulation, code, orders or the like (collectively, "Laws"); (c) comply in all material respects with all applicable Laws, including all environmental Laws and all Laws relating to any patron or member investment program that the Company may have; (d) cause all persons occupying or present on any property of the Company to comply in all material respects with all environmental Laws; (e) maintain insurance with companies satisfactory to CoBank in such amounts and covering such risks as are customarily carried by companies engaged in the same or similar business and similarly situated, and make such increases in the amount or type of coverage as CoBank may request; (f) cause all policies covering any collateral provided for herein or in any Supplement to have loss payable clauses or endorsements form and content acceptable to CoBank; (g) maintain its property in good working condition, ordinary wear and tear excepted; (h) keep books of account in accordance with generally accepted accounting principles ("GAAP") consistently applied; (i) permit CoBank or its agents to

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inspect the Company's properties, books, and records, and to discuss the
Company's affairs, finances, and accounts with its directors, employees, and independent certified public accountants; (j) purchase such equity in CoBank as CoBank may from time to time require in accordance with its bylaws (except that the maximum amount of equity which Company may be required to purchase in connection with any loan may not exceed the amount permitted by the bylaws at the time the Supplement relating to that loan is entered into or such loan is renewed or refinanced by CoBank); (k) have an excess of current assets over current liabilities (both as determined in accordance with GAAP consistently applied) of not less than: (1) $500,000.00 on August 31, 1996; and (2) $2,500,000.00 on August 31, 1997 and thereafter at the end of each period for which financial statements are required to be furnished under
Section 8 hereof; (l) have at the end of each period for which financial statements are required to be furnished under Section 8 hereof, an excess of total assets over total liabilities (both as determined in accordance with GAAP consistently applied) of not less than $16,500,000.00, increasing to not less than $18,200,000.00 by August 31, 1998; (m) pay or cause to be removed by the initiation of legal proceedings or otherwise, within sixty (60) days after notice from CoBank, any lien on the Improvements or Property subject to any security document unless said lien is covered by insurance or bond; and
(n) comply with and keep in effect all permits and approvals obtained from any governmental bodies that relate to the lawful construction of the Improvements. The Company will comply with all existing and future laws, regulations, orders and requirements of all governmental, judicial or legal authorities having jurisdiction over the Property or Improvements, and with all recorded restrictions affecting the Property.

      SECTION 8. REPORTING COVENANT. Unless CoBank otherwise consents in writing, while this agreement is in effect, the Company agrees to furnish to
CoBank:

      (a) ANNUAL FINANCIAL STATEMENTS. Within 120 days after the end of each fiscal year of the Company occurring during the term hereof (i) annual financial statements prepared in accordance with GAAP consistently applied and audited by independent certified public accountants selected by the Company and acceptable to CoBank; and (ii) a report of such accountants on such statements containing an opinion acceptable to CoBank.

      (b) INTERIM FINANCIAL STATEMENTS. Within 45 days after the end of each month (other than the last month in each fiscal year), a balance sheet, a statement of income for such month and for the period year to date, and such other monthly statements as CoBank may specifically request, all prepared its reasonable detail and in form and substance satisfactory to CoBank.

      (c) NOTICE OF DEFAULT. Promptly after becoming aware thereof, notice of the occurrence of a default or of any event which with the giving of notice and the passage of time would become a default hereunder.

      (d) NOTICE OF LITIGATION, ENVIRONMENTAL MATTERS, ETC. Promptly after becoming aware thereof (i) notice of the commencement of all actions, suits, or proceedings affecting the Company which, if determined adversely to the Company, could have a material adverse effect on

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the Company, and (ii) notice of the receipt of all pleadings, orders, complaints, indictments, or any other communication alleging a condition that may require the Company to undertake or to contribute to a cleanup or other response under environmental Laws, or which seek penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such Laws, or which claim personal injury or property damage to any person as a result of environmental factors or conditions.

      (e) BYLAWS AND ARTICLES. Promptly after any change in the Company's bylaws or articles of incorporation (or like documents), copies of all such changes, certified by the Company's Secretary.

      (f) PROGRESS REPORTS. Progress reports completed by a third-party consulting engineer acceptable to CoBank as of the first day of each month or more frequently as CoBank may request, and delivered to CoBank no later than five business days following the reporting date.

      (g) OTHER INFORMATION. Such other information as CoBank may from time to time request, including plan drafts and redrafts.

      SECTION 9. NEGATIVE COVENANTS. Unless CoBank otherwise consents is writing, while this agreement is in effect, the Company will not: (a) create, assume or allow to exist any indebtedness or liability for borrowed money or for the deferred purchase price of property or services (including capitalized leases), except for indebtedness to CoBank, indebtedness under the Company's member or patron investment program, (provided such indebtedness is expressly stated to be subordinated to all indebtedness to CoBank); indebtedness to any local, state or federally sponsored developmental agencies in an aggregate principal amount not to exceed $3,000,000.00 but no extensions and refinancings thereof; capitalized leases existing on the date hereof or as authorized herein, accounts payable to trade creditors, and current operating liabilities (other than for borrowed money) incurred in the ordinary course of business; capitalized leases or financing for approximately 75 railroad hopper cars, and other capitalized leases and financings not to exceed in any one calendar year the sum of Two Hundred Thousand and No/100 Dollars ($200,000.00); (b) grant, assume or allow to exist any security interest, mortgage, deed of trust or other consensual lien on any of its property, except liens in favor of CoBank and liens in existence on the date hereof in favor of any local, state or federally sponsored developmental agencies to secure indebtedness permitted hereunder, and except in support of the financing permitted under Section 9(a) above; (c) allow to exist any non-consensual or statutory liens that secure obligations that are past due or any judgment liens; unless said liens are subject to and covered by insurance or bonds or are being contested by the Company in legal proceedings or on appeal; (d) merge or consolidate with any other entity, or form or create any new subsidiary, or purchase all or a material part of the assets of any person or entity, or commence operations under any other name or organization; (e) sell, lease, or otherwise dispose of any assets, except in the ordinary course of business; (f) lend money or otherwise extend credit, except for trade credit extended in the ordinary course of business; (g) assume, guarantee, or otherwise become liable (directly or indirectly) for the debts of another; (h) engage in any business activities substantially different from the Company's present business activities; (i) declare or pay any dividends or retire capital equities or other written notices of allocation, or make any other distribution or allocation of its earnings, surplus or assets to any holder of stock, allocated equities or other written notices of allocation, except that the Company

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may distribute patronage-sourced earnings annually in the form of cash and value-added payments and qualified written notices of allocation, so long as the Company is operating on a profitable basis and is in full compliance with all loan covenants, and such written notices constitute equity and not debt; (j) create, incur, assume, or permit to exist any obligation as lessee under operating leases or leases which should be capitalized in accordance with GAAP for the rental or hire of any real or personal property, except leases which do not in the aggregate require the Company to make scheduled payments to the lessors in any fiscal year of the Company occurring during the term hereof in excess of $100,000.00; (k) allow substantial extras to any contractor, subcontractor, architect or engineer and will not make any material change in any contract or subcontract without CoBank's prior written approval. For the purposes hereof, the term "substantial" shall mean an addition or extra which exceeds $25,000.00 in amount or which causes the total approved construction costs of the improvements, as reflected in the most recently approved cost breakdown, to be increased by five percent (5%) or more. CoBank will have a reasonable time to evaluate any requests for its approval of any changes referred to in this covenant, and will not be required to consider approving any changes unless all other approvals that may be required have been obtained. CoBank may approve or disapprove changes in its discretion. All contracts and subcontracts relating to the construction of the Improvements must contain provisions satisfactory to CoBank implementing the above provisions of this covenant. The Company shall promptly provide to CoBank copies of all change orders that, pursuant to the above-described procedures, did not require CoBank's prior written approval; and (l) purchase or install any materials, equipment, fixtures or articles of personal property of the Company placed in the Improvements if such shall be covered under any security agreement or other agreement where the seller reserves or purports to reserve title or the right of removal or repossession, or the right to consider them personal property after their incorporation in the work of construction, unless authorized by CoBank in writing, except in support of financing permitted under Sections 9(a) and 9(j).

      SECTION 10. EVENTS OF DEFAULT. The Company shall be in default hereunder if any of the following occur: (a) any payment required to be made hereunder or under any Supplement is not made where due; (b) any representation or warranty made or deemed made by the Company herein or in any other Loan Document shall prove to have been false or misleading in any material respect on the date made or deemed made; (c) the Company should fail to comply with Subsection (7) (a) through (7) (i) hereof, or Subsections 8 (a), (b), (e), and (f) hereof or any reporting covenant set forth in any Supplement hereto, and such breach continues for 30 days after written notice thereof shall have been given to the Company;
(d) any other covenant or agreement set forth herein or in any other Loan Document is breached or the Company uses the proceeds of any loan for any unauthorized purpose; (e) the Company should breach or be in default under any other agreement between the Company and CoBank; (f) the Company should fail to pay when due any indebtedness to any other person or entity for borrowed money or any long-term obligation for the deferred purchase price of the property (including any capitalized lease), or any other event occurs which constitutes or would, with the giving of notice and/or the passage of time, constitute a default under any agreement relating to such indebtedness or obligation; (g) the Company becomes insolvent or does not pay its debts as they come due or suspends its business operations or a material part thereof or makes an assignment for the benefit of creditors or has commenced against it any proceeding for the appointment of a receiver, trustee, or other custodian for it or any of its property or any proceeding under any bankruptcy, reorganization, dissolution, or similar Law; and (h) any

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material adverse change occurs in the Company's financial condition, results of operation, or ability to perform its obligations to CoBank under this agreement and the other Loan Documents.

      SECTION 11. REMEDIES. Upon the occurrence of a default or of any event which with the giving of notice and the passage of time would become a default hereunder, CoBank shall have no obligation to continue to extend credit to the Company and may discontinue doing so at any time without prior notice. In addition, upon the occurrence of each and every default hereunder, CoBank may declare a default, in which case, CoBank shall give the Company thirty (30) days' written notice of default. If the Company fails to cure the default within the time provided, CoBank may: (a) terminate any commitment; (b) declare the unpaid principal of the loans, all accrued interest thereon, and all other amounts payable under this agreement and the other Loan Documents to be immediately due and payable (whereupon the same shall become immediately due and payable without presentment, demand, or further notice of any kind, all of which are hereby waived); (c) proceed to protect, exercise, and enforce such rights and remedies as may be provided by agreement or under Law; (d) apply all payments received by CoBank to the Company's obligations in such order and manner as CoBank may elect; and (e), hold and/or set off and apply against the Company's obligations to CoBank, the proceeds of any equity in CoBank, any cash collateral held by CoBank, or any balances held by CoBank for the Company's account (whether or not such balances are then due). The Company acknowledges that each and every one of CoBank's rights and remedies shall be cumulative and may be exercised from time to time, and no failure on the part of CoBank to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or future exercise thereof, or the exercise of any other right or remedy.

In addition to the rights and remedies set forth above: (a) if the Company fails to purchase any equity in CoBank when required or fails to make any payment to CoBank when due, then at CoBank's option in each instance, such obligation or payment shall bear interest at 4% per annum in excess of CoBank's National variable rate; and (b) after the maturity of any loan, whether by reason of acceleration or otherwise, the unpaid balance of the loan shall automatically bear interest at 4% per annum in excess of the rates that would otherwise be in effect on such loan. All interest provided for herein shall be payable on demand and shall be calculated from the date such payment was due to the date paid on the basis of a year consisting of 360 days.

      SECTION 12. BROKEN FUNDING SURCHARGE. Notwithstanding any provision contained in any Supplement giving the Company the right to repay any loan prior to the date it would otherwise be due and payable, the Company agrees that in the event it repays any fixed rate balance prior to its scheduled due date or prior to the last day of the fixed rate period applicable thereto (whether such payment is made voluntarily, as a result of an acceleration, or otherwise), the Company will pay to CoBank a surcharge is an amount which would result in CoBank being made whole (on a present value basis) for the actual or imputed funding losses incurred by CoBank as a result thereof. Notwithstanding the foregoing, in the event any fixed rate balance is repaid as a result of the Company refinancing the loan with another lender or by other means, then in lieu of the foregoing, the Company shall pay to CoBank a surcharge in an amount sufficient (on a present value basis) to enable CoBank to maintain the yield it would have earned during the fixed rate period on the amount repaid. Such surcharges will be calculated in accordance with methodology established by CoBank (a copy of which is attached hereto and incorporated herein by reference).

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      SECTION 13. OTHER TYPES OF CREDIT. From time to time, CoBank may issue letters of credit or extend other types of credit to or for the account of the Company. In the event the parties desire to do so under the terms of this agreement, such extensions of credit may be set forth in any Supplement hereto and this agreement shall be applicable thereto.

      SECTION 14. MISCELLANEOUS. The Loan Documents and any commitment letters between the parties in existence on the date hereof are intended by the parties to be a complete and final expression of their agreement. No amendment, modification, or waiver of any provision nor any consent to any departure therefrom, shall be effective unless in writing and signed by CoBank, and then such waiver of consent shall be effective only in the specific instance and for the specific purpose for which granted. In the event this agreement is amended or restated, each such amendment and restatement shall be applicable to all Supplements hereto. This agreement shall continue in effect until all indebtedness or obligations of the Company shall have been paid, CoBank has no further commitment to extend credit to or for the account of the Company under any Supplement, and either party furnishes notice of termination to the other. Except to the extent governed by applicable federal law, this agreement and each Supplement shall be governed by the Laws of the State of Colorado, without reference to choice of law doctrine. Any provision of this agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent thereof without invalidating the remaining provisions hereof or thereof. The Loan Documents shall be binding upon and inure to the benefit of the Company and CoBank and their respective successors and assigns, except that the Company may not assign or transfer its rights or obligations under the Loan Documents without the prior written consent of CoBank. The parties further agree to negotiate in good faith a third Supplement for a $10,000,000.00 seasonal line of credit to be made available after the plant is operational.

      SECTION 15. NOTICES. All notices provided for herein shall be in writing (including facsimile) and shall be mailed or delivered to the following addresses or facsimile numbers or to such other address or facsimile number as either party may specify by notice to the other: (a) If to CoBank, to: 11837 Miracle Hills Drive, Suite 200, Omaha, Nebraska 68154-4404. Attention: Credit Department, Fax No: (402) 492-2001; and (b) if to the Company, to: Box 500, Volga, South Dakota 57071, Attention: Board President, Fax No: (605) 627-5867.

      SECTION 16. TAXES AND EXPENSES. To the extent allowed by law, the Company agrees to pay all reasonable out-of-pocket costs and expenses (including the fees and expenses of counsel retained by CoBank) incurred by CoBank in connection with the origination, administration, collection, and enforcement of this agreement and the other Loan Documents, including, without limitation, all costs and expenses incurred in perfecting, maintaining, determining the priority of, and releasing any security for the Company's obligations hereunder or under any supplement and any stamp, intangible, transfer, or similar tax payable in connection with this agreement or any other Loan Document.

      SECTION 17. NOTICE OF COMPLETION. The Company irrevocably appoints CoBank as the Company's agent to file of record any notice of completion, cessation of labor or any other notice that CoBank deems necessary to file to protect any of the interests of CoBank. CoBank, however, shall have no duty to make such filing.

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      SECTION 18. SIGNS AND PUBLICITY. At CoBank's request, the Company will allow CoBank to post signs on the Property at the construction site far the purpose of identifying CoBank as the "Construction Lender." At the request of CoBank, the Company will use its best efforts to identify CoBank as the construction lender in publicity concerning the project.

      SECTION 19. COOPERATION. The Company will cooperate at all times with CoBank in bringing about the timely completion of the Improvements, and the Company will resolve all disputes arising during the work of construction in a manner which will allow work to proceed expeditiously.

      IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized officers as of the state shown above.

CoBANK, ACB                              SOUTH DAKOTA SOYBEAN PROCESSORS

By:   /s/ Raymond D. Cusick              By:      /s/ Paul W. Casper
   ----------------------------             -------------------------------
                                               Paul W. Casper

Title:        Vice President             Title:   President
      ----------------------------
                                         By:      /s/ Corey D. Schnabel
                                            --------------------------------
                                               Corey D. Schnabel

                                         Title:   Secretary


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                       EQUAL CREDIT OPPORTUNITY ACT NOTICE

In the event CoBank acts adversely on your credit application, you have a right to a written statement of the specific reasons for the action taken within 30 days of your request, provided you make such a request in writing within 60 days of the notification of adverse action, which notification may be given to you orally or in writing. Any request for a statement of specific reasons should be directed to CoBank, Omaha Banking Center, 11837 Miracle Hills Drive, Suite 200, Omaha, Nebraska 68154-4404, Telephone (402) 492-2000.

The Federal Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, marital status, age (provided the applicant has the capacity to enter into a binding contract); because all or part of the applicant's income derives from any public assistance program; or because the applicant has in good faith exercised any right under the Consumer Credit Protection Act. The Federal agency that administers compliance with this law concerning this creditor is the Farm Credit Administration, 1501 Farm Credit Drive, McLean, VA 22102-5090.


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                                   AMENDMENT                        NO. B051D

      THIS AMENDMENT is entered into as of April 30, 1998 between CoBANK, ACB ("CoBank") and SOUTH DAKOTA SOYBEAN PROCESSORS, VOLGA, SOUTH DAKOTA (the "Company").

                                   BACKGROUND

      CoBank and the Company are parties to a Master Loan Agreement dated September 15, 1995 (such agreement, as previously amended, is hereinafter referred to as the "MLA"). CoBank and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), CoBank and the Company agree as follows:

1. Section 7(k) of the MLA is hereby amended and restated to read as follows:

      (k) have at the end of each period for which financial statements are required to be furnished pursuant to Section 8 hereof, an excess of current assets over current liabilities (both as determined in accordance with GAAP consistently applied) of not less than $5,000,000.00, except that in determining current assets, any amount available under the Revolving Term Loan Supplement hereto may be included.

Section 9 (a) of the MLA is hereby amended and restated to read as follows:

      (a) create, assume or allow to exist any indebtedness or liability for borrowed money or for the deferred purchase price of property or services (including capitalized leases), except for indebtedness to CoBank, indebtedness under the Company's member or patron investment program (provided such indebtedness is expressly stated to be subordinated to all indebtedness to CoBank); indebtedness to any local, state or federally sponsored developmental agencies in an aggregate principal amount not to exceed $3,000,000.00 but no extensions and refinancings thereof; capitalized leases existing on the date hereof or as authorized herein, accounts payable to trade creditors, and current operating liabilities (other than for borrowed money) incurred in the ordinary course of business; leasing of 190 railroad hopper cars with terms and conditions acceptable to CoBank;

3. Except as set forth in this amendment, the MLA shall continue in full force and effect as written.

      IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB                            SOUTH DAKOTA SOYBEAN PROCESSORS

By:     /s/ Bettina Amrein              By:     /s/ Rodney G. Christianson
   -----------------------------          ---------------------------------

Title: Asst. Secretary                 Title:       CEO
      --------------------------             --------------------------

                                   AMENDMENT                      NO. B051G

      THIS AMENDMENT is entered into as of May 17, 2001 between CoBANK, ACB ("CoBank") and SOUTH DAKOTA SOYBEAN PROCESSORS, VOLGA, SOUTH DAKOTA (the "Company").

                                   BACKGROUND

      CoBank and the Company are parties to a Master Loan Agreement dated September 15, 1995 (such agreement, as previously amended, is hereinafter referred to as the "MLA"). CoBank and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), CoBank and the Company agree as follows:

1. Section 9(j) of the MLA is hereby amended and restated to read as follows:

      SECTION 9. NEGATIVE COVENANTS. Unless CoBank otherwise consents in writing, while this agreement is in effect, the Company will not:

      (j) create, incur, assume, or permit to exist any obligation as lessee EXCEPT (1) OPERATING leases for the rental or hire of any real or personal property (excluding rail road cars) which do not in the aggregate require the Company to make scheduled payments to the lessors in any fiscal year of the Company occurring during the term hereof in excess of $350,000.00, (2) leases which should be CAPITALIZED in accordance with GAAP for the rental or hire of any real or personal property which do not in the aggregate require the Company to make scheduled payments to the lessors in any fiscal year of the company occurring during the term hereof in excess of $200,000.00, (3) leases for the rental or hire of up to 310 railroad cars under terms and conditions acceptable to CoBank, (4) other railroad car leases, less than 18 months in maturity, at the company's discretion, and (5) leases for soybean oil storage tank space, with aggregate annual payments not to exceed $400,000.00.

2.    Section 9(k) of the MLA shall be deleted in its entirety:

3.    Section 11 of the MLA is hereby amended and restated to read as follows:

      SECTION 11. REMEDIES. Upon the occurrence of a default or of any event which with the giving of notice and the passage of time would become a default hereunder, CoBank shall have no obligation to continue to extend credit to the Company and may discontinue doing so at any time without prior notice. In addition, upon the occurrence of each and every default hereunder, CoBank may, upon notice to the Company: (a) terminate any commitment; (b) declare the unpaid principal of the loans, all accrued interest thereon, and all other amounts payable under this agreement and the other Loan Documents to be immediately due and payable (whereupon the same shall become immediately due and payable without presentment, demand, or further notice of any kind, all of which are hereby waived); (c) proceed to protect, exercise, and enforce such rights and remedies as may be provided by agreement or under Law; (d) apply all payments received by CoBank to the Company's obligations in such order and manner as CoBank may elect; and (e) hold and/or set off and apply against the Company's obligations to CoBank, the proceeds of any equity in CoBank, any cash collateral held by CoBank, or any balances held by CoBank for the Company's account (whether or not such balances are then due). The Company acknowledges that each and every one of CoBank's rights and remedies shall be cumulative and may be exercised from time to time, and no failure on the part of CoBank to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or future exercise thereof, or the exercise of any other right or remedy.

      In addition to the rights and remedies set forth above: (i) if the Company fails to purchase any equity in CoBank when required or fails to make any payment to CoBank when due, then at CoBank's option in each instance, such payment shall bear interest from the date due to the date paid at 4% per annum in excess of the rate(s) of interest that would otherwise be in effect on that loan; and (ii) after the maturity of any loan (whether as a result of acceleration or otherwise), the unpaid principal balance of such loan (including, without limitation, principal, interest, fees and expenses) shall automatically bear interest at 4% per annum in excess of the rate(s) of interest that would otherwise be in effect on that loan. All interest provided for herein shall be payable on demand and shall be calculated on the basis of a year consisting of 360 days.

4. Except as set forth in this amendment, the MLA, including all effective amendments thereto, shall continue in full force and effect as written.

      IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB                            SOUTH DAKOTA SOYBEAN PROCESSORS

By:   /s/ Rebecca S. Kennedy            By:     /s/ Connie Kelly
   ------------------------------           ------------------------------



Title: Asst. Corporate Secretary       Title:         CFO
      ------------------------------         ------------------------------